Exhibit 21

WELLPOINT HEALTH NETWORKS INC.

LIST OF SUBSIDIARY ENTITIES

Company	State of Incorporation
Affiliated Healthcare, Inc.	Texas
AHI Healthcare Corporation	Texas
American Managing Company	Texas
Arcus Enterprises, Inc.	Delaware
Atlanta Healthcare Partners, Inc.	Georgia
BCC Holdings Corporation, Inc.	California
BC Life & Health Insurance Company	California
Blue Cross and Blue Shield of Georgia, Inc.	Georgia
Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia
Blue Cross Blue Shield of Wisconsin	Wisconsin
Blue Cross of California	California
C&S Properties, Inc.	Missouri
CC Holdings, LLC	Wisconsin (LLC)
Cerulean Companies, Inc.	Georgia
Claim Management Services, Inc.	Wisconsin
Compcare Health Services Insurance Corporation	Wisconsin
Comprehensive Integrated Marketing Services, Inc.	California
Cost Care, Inc.	Massachusetts
Crossroads Acquisition Corp. (successor to Cobalt Corporation)	Delaware
CSRA Healthcare Partners, Inc.	Georgia
Diversified Life Insurance Agency of Missouri, Inc.	Missouri
Forty-Four Forty-Four Forest Park Redevelopment Corp.	Missouri
Golden West Health Plan, Inc.	California
Government Health Services, LLC.	Wisconsin (LLC)
Greater Georgia Life Insurance Company	Georgia
Group Benefits of Georgia, Inc.	Georgia
Group Benefits Plus	California
Health Core, Inc.	Delaware
HealthLink, Inc.	Illinois
HealthLink HMO, Inc.	Missouri
Health Ventures Partner, LLC	Illinois (LLC)
Healthy Alliance Life Insurance Company	Missouri
HMO Missouri, Inc.	Missouri
HMO-W, Inc.	Wisconsin
MCS Health Management Options, Inc.*	Puerto Rico
Meridian Resource Company, LLC	Wisconsin (LLC)
National Capital Health Plan, Inc.	Virginia
National Capital Preferred Provider Organization, Inc.	Maryland
Park Square I, Inc.	California
Park Square II, Inc.	California
Park Square Holdings, Inc.	California
Precision Rx, Inc.	Texas
Preferred Health Plans of Missouri, Inc.	Missouri
Professional Claim Services, Inc.	New York

R&P Realty, Inc.	Missouri
RightCHOICE Insurance Company	Illinois
RightCHOICE Managed Care, Inc.	Delaware
SellCore, Inc.	Delaware
Texas Managed Care Administrative Services, Inc.	Texas
The Epoch Group, L.C.*	Missouri (LC)
The Industry MSO, Inc.*	California
TriState Inc.	Delaware
TrustSolutions, LLC	Wisconsin (LLC)
UNICARE Health Plan of Oklahoma, Inc.	Oklahoma
UNICARE Health Plan of Virginia, Inc.	Virginia
UNICARE Health Plan of West Virginia, Inc.	West Virginia
UNICARE Health Plans	Illinois (partnership)
UNICARE Health Plans of the Midwest, Inc.	Illinois
UNICARE Health Insurance Company of the Midwest	Illinois
UNICARE Life & Health Insurance Company	Delaware
UNICARE Illinois Services, Inc.	Illinois
UNICARE National Services, Inc.	Delaware
UNICARE Health Benefit Services of Texas, Inc.	Texas
UNICARE Health Insurance Company of Texas	Texas
UNICARE Health Plans of Texas, Inc.	Texas
UNICARE Service Co.	California
UNICARE Specialty Services, Inc.	Delaware
United Government Services, LLC.	Wisconsin (LLC)
United Heartland Life Insurance Company	Wisconsin
United Wisconsin Insurance Company	Wisconsin
United Wisconsin Proservices, Inc.	Wisconsin
Unity Health Plans Insurance Corporation	Wisconsin
Valley Health Plan, Inc.	Wisconsin
WellPoint Association Services Group, Inc.	Washington
WellPoint Behavioral Health, Inc.	Delaware
WellPoint California Services, Inc.	Delaware
WellPoint Dental Services, Inc.	Delaware
WellPoint Development Company, Inc.	Delaware
WellPoint Pharmacy IPA, Inc.	New York

*less than majority stock interest

(as of February 27, 2004)